UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2017

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on April 19, 2017. Of the 27,089,970 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, 25,189,049 shares, or approximately 92.98%, were represented in person or by proxy, constituting a quorum. Set forth below are the final results of the voting for each of the proposals voted upon at the Annual Meeting.

1.    Proposal No. 1 - Election of Directors

The Board of Directors (the “Board”) has ten Directors, divided into three classes. At the Annual Meeting, three individuals were elected as Class III Directors, by the votes set forth below, each to serve for a term of three years and until his or her successor has been elected and qualified.

Nominee	For	Votes Withheld	Broker Non-Votes

Brian E. Barents	23,047,948	133,078	2,008,023
George E. Minnich	22,434,223	746,803	2,008,023
Thomas W. Rabaut	23,075,518	105,508	2,008,023

The Class I and II Directors whose terms continue after the meeting are Neal J. Keating, E. Reeves Callaway III, Karen M. Garrison, A. William Higgins, Scott E. Kuechle, Jennifer M. Pollino, and Richard J. Swift.

2.	Proposal No. 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
22,804,873	294,090	82,063	2,008,023

3.	Proposal No. 3 - Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The results of the non-binding advisory vote on the frequency of future advisory votes to approve compensation of the named executive officers were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
19,200,519	45,871	3,866,445	68,191	2,008,023

A majority of the votes cast were voted in favor of conducting the advisory vote on executive compensation on an annual basis. In light of this vote, and consistent with the Company’s recommendation as described in its 2017 proxy statement, the Company’s Board of Directors has determined for the time being to continue the practice of holding an annual advisory vote on compensation for the named executive officers.

4.	Proposal No. 4 - Amendment to Amended and Restated Certificate of Incorporation Declassifying the Board of Directors

The proposal to amend our Amended and Restated Certificate of Incorporation to declassify the Board of Directors, the approval of which would have required a supermajority vote of 66 2/3% of the outstanding shares of our Common Stock, was not approved by the following vote:

For	Against	Abstain	Broker Non-Votes
18,031,838	5,060,803	88,385	2,008,023

5.	Proposal No. 5 - Ratification of Appointment of PricewaterhouseCoopers LLP

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the year ending December 31, 2017 was approved by the following vote:

For	Against	Abstain	Broker Non-votes
25,084,501	38,939	65,609	0

8.01    Other Events.

At the annual reorganizational meeting of the Board held on April 19, 2017 in conjunction with the Annual Meeting, the Board reappointed Karen M. Garrison to serve as the Company’s Lead Independent Director. The Board also approved the following Committee appointments for the coming year:

Corporate Governance Committee:

Lead Director, Chair (K.M. Garrison)
A.W. Higgins, S.E. Kuechle, R.J. Swift

Audit Committee:

S.E. Kuechle, Chair
G.E. Minnich, J.M. Pollino, T.W. Rabaut

Personnel & Compensation Committee:

R.J. Swift, Chair
B.E. Barents, E. R. Callaway, G.E. Minnich, J.M. Pollino

Finance Committee:

A.W. Higgins, Chair
B.E. Barents, E.R. Callaway, K.M. Garrison, T.W. Rabaut

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: April 21, 2017